SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Apple REIT Six, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE REIT SIX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 12, 2011

The Annual Meeting of Shareholders of Apple REIT Six, Inc. (the “Company”) will be held at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 12, 2011 at 11:00 a.m., eastern daylight time, for the following purposes:

1.	To elect two (2) directors named in the attached proxy statement who will serve a three-year term;

2.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers by the Company;

3.	To consider and act on an advisory vote regarding the frequency of shareholder approval of compensation paid to certain executive officers by the Company; and

4.	To transact such other business as may properly come before the meeting.

If you were a holder of record of any Common Shares of the Company at the close of business on the record date of March 18, 2011, you are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously returned a proxy card.

A proxy card for voting your shares is located in the envelope in which these proxy materials were mailed. Using information supplied on the enclosed proxy card, you may vote either by telephone, via the Internet or by mailing the proxy card. To vote by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To vote on the Internet, visit www.proxyvote.com. You will be asked to provide the company number and control number from the enclosed proxy card. To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you need a replacement proxy card, assistance may be obtained by calling Ms. Kelly Clarke in the Company’s Investor Services Department, at (804) 344-8121.

By Order of the Board of Directors

David Buckley Secretary

April 4, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IN ADDITION TO THE ENCLOSED, THE COMPANY’S PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2010, ARE AVAILABLE AT HTTP://MATERIALS.PROXYVOTE.COM/037852.

APPLE REIT SIX, INC.

PROXY STATEMENT
DATED
April 4, 2011

Annual Meeting of Shareholders
To Be Held
May 12, 2011

General

The enclosed proxy is solicited by the management of Apple REIT Six, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 12, 2011 at 11:00 a.m., eastern daylight time, (the “Annual Meeting”). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted FOR the nominees listed in proposal one, FOR proposal two and FOR ONE YEAR for proposal three.

This proxy statement and the enclosed proxy are being mailed to the common shareholders of record at the close of business on the record date of March 18, 2011 (the “Record Date”). The approximate date of such mailing is expected to be April 4, 2011. Such mailing to shareholders also will contain the Company’s Annual Report, which includes audited consolidated financial statements for the year ended December 31, 2010 (the “Annual Report”).

At the close of business on the Record Date, a total of 91,535,353 common shares of the Company (the “Common Shares”) were outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. Each Common Share of the Company is entitled to one vote. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

Company Information

The Company operates as a real estate investment trust, or “REIT”, for federal income tax purposes. The mailing address of the Company is 814 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to Broadridge Financial Services, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attn: Issuer Services Department. The Company can be contacted, and public information about the Company can be obtained, by sending a written notice to Ms. Kelly Clarke, Investor Services Department, at the Company’s address as provided above or through its web site at www.applereitsix.com.

The Company will be responsible for the costs of the solicitation set forth in this proxy statement. The Annual Report mailed with this proxy statement includes (except for Exhibits) the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2010. The Company’s Annual Report on Form 10-K and its other public federal securities filings also may be obtained electronically through the EDGAR system of the Securities and Exchange Commission at http://www.sec.gov. The proxy materials that were mailed are also available at http://materials.proxyvote.com/037852.

Ownership of Equity Securities

The determination of “beneficial ownership” for purposes of this proxy statement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

On the Record Date, the Company had a total of 91,535,353 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date. The following table sets forth the beneficial ownership of the Company’s securities by its directors and executive officers as of the Record Date:

Security Ownership of Management

Title of Class(1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Shares	Lisa B. Kern	108,555	*
(voting)	Michael S. Waters	108,555	*
	Bruce H. Matson	108,555	*
	Robert M. Wily	108,555	*
	Glade M. Knight	13,566	*
	Above directors and executive officers as a group	447,786	*

Series A	Lisa B. Kern	108,555	*
Preferred Shares	Michael S. Waters	108,555	*
(non-voting)	Bruce H. Matson	108,555	*
	Robert M. Wily	108,555	*
	Glade M. Knight	13,566	*
	Above directors and executive officers as a group	447,786	*

Series B Convertible	Glade M. Knight	240,000	100%
Preferred Shares
(non-voting)

*	Less than one percent of class.

(1)

All individuals listed in the table are directors. Executive officers not listed above for a particular class of securities hold no securities of such class. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)

Amounts shown for individuals other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Common Shares upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by the Company during its best efforts offering of Units.

Information regarding the Company’s equity compensation plans is set forth in note 6 to the Company’s audited consolidated financial statements, which are included as part of the Annual Report that accompanies this proxy statement.

Proposal 1. Election of Directors

Nominees. The Company’s Board of Directors currently consists of five directors, who are divided into three classes with staggered terms. The terms of Bruce H. Matson and Robert M. Wily will expire at the time of the Annual Meeting. The Board of Directors recommends the re-election of Mr. Matson and Mr. Wily to the Board of Directors to serve a three-year term.

Nominees for Election to Board of Directors	Length of term if Elected(1)
Bruce H. Matson	Three year term expiring in 2014
Robert M. Wily	Three year term expiring in 2014

(1)	Term would extend until the Annual Meeting of Shareholders for the year shown, or until a successor is duly elected and qualified, except in the event of prior resignation, death, or removal.

Unless otherwise specified, all Common Shares represented by proxies will be voted FOR the election of the nominees listed. If a nominee ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named on the attached proxy card to vote for a substitute. No circumstances are presently known that would cause the nominees to be unavailable for election as a director. The nominees are now members of the Board of Directors and have been nominated by action of the Board of Directors and have indicated their willingness to serve if elected. If a quorum is present, two positions on the Board of Directors will be filled by the election of the two properly nominated candidates who receive the greatest number of votes at the Annual Meeting even if a nominee does not receive a majority of all votes represented and entitled to be cast.

A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the enclosed proxy, that authority to vote for a nominee is to be withheld. Withheld votes will have no effect on the election of a director.

Below are brief descriptions of the nominees and their principal occupations and employment during at least the past five years and their directorships, if any, in public companies other than the Company.

Bruce H. Matson. Mr. Matson, 53, is a director of the Company and a Vice President and Director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. Mr. Matson joined LeClair Ryan in 1994 and has practiced law since 1983. He also is a director of Apple REIT Seven, Inc. and Apple REIT Nine, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. As discussed in a following section, Mr. Matson is a member of the Company’s Executive Committee and the chairperson of its Compensation Committee. Mr. Matson has been a member of the Board since 2004. The Board believes his extensive legal and commercial finance experience provide him with the skills and qualifications to serve as a director.

Robert M. Wily. Mr. Wily, 61, is a director of the Company and has served as an international judicial consultant since 1997. Mr. Wily served as the Director of Client Services of the Center for Claims Resolution in Princeton, New Jersey from 2000 to 2001. He served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He served as the Clerk of Court for the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to holding those positions, Mr. Wily was in the private practice of law. He also serves as a director of Apple REIT Eight, Inc. and Apple REIT Nine, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. As discussed in a following section, Mr. Wily is a member of the Company’s Executive Committee, Audit Committee and Compensation Committee. Mr. Wily has been a member of the Board since 2004. The Board believes his extensive experience in corporate finance and accounting, law, strategic planning and international relations provide him with the skills and qualifications to serve as a director.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE ABOVE NOMINEES.

Continuing Directors. The following individuals constitute the directors of the Company whose terms expire after 2011.

Glade M. Knight. Mr. Knight, 66, is Chairman and Chief Executive Officer of the Company. Mr. Knight is the founder, Chairman of the Board and Chief Executive Officer of Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. Mr. Knight was the Chairman of the Board and Chief Executive Officer of Apple Hospitality Two, Inc., a lodging REIT, from 2001 until the company was sold to an affiliate of ING Clarion in May of 2007. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc., another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October of 2007. Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger in 2005 until April of 2011, Mr. Knight served as a trustee of Colonial Properties Trust. Cornerstone

Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Colonial Properties Trust is a self-administered equity REIT that is an owner, developer and operator of multifamily, office and retail properties in the sunbelt region of the United States. Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten Inc., each own or will own hotels in selected metropolitan areas of the United States. Mr. Knight is Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the university’s Entrepreneurial Department of the Graduate School of Business Management. Mr. Knight is the chair of the Company’s Executive Committee. Mr. Knight has been a member of the Board since 2004 and his current term will expire in 2013. The Board believes his REIT executive experience, and extensive background in real estate and corporate finance and strategic planning provide him with the skills and qualifications to serve as director.

Lisa B. Kern. Ms. Kern, 50, is a director of the Company and Senior Vice President of Investments for Davenport & Co., LLC, an investment brokerage firm in Richmond, Virginia. Ms. Kern joined Davenport & Co., LLC, in 1996 as a Portfolio Manager and Vice President. From 1994 to 1996, Ms. Kern was with Kanawha Capital Management as a Vice President Portfolio Manager. In addition, Ms. Kern was with Crestar Bank (now SunTrust Bank) from 1989 to 1993. She also is a director of Apple REIT Seven, Inc. and Apple REIT Nine, Inc. She previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. As discussed in a following section, Ms. Kern is the chairperson of the Company’s Audit Committee and has been a member of the Board since 2004 and her current term will expire in 2012. The Board believes her extensive experience in corporate finance, banking and strategic planning provide her with the skills and qualifications to serve as a director.

Michael S. Waters. Mr. Waters, 56, is a director of the Company and has served as the President and co-founder of Partnership Marketing, Inc., since 1999. From 1995 through 1998, Mr. Waters served as a Vice President and General Manager of GT Foods, a division of Good Times Home Video. From 1987 to 1995, he served as a Vice President and General Manager of two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He also is a director of Apple REIT Eight, Inc. and Apple REIT Nine, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. As discussed in a following section, Mr. Waters is a member of the Company’s Audit Committee and has been a member of the Board since 2004 and his current term will expire in 2012. The Board believes his strong executive background in corporate finance and accounting, international operations and strategic planning provide him with the skills and qualifications to serve as a director.

Proposal 2. Advisory Vote on Executive Compensation Allocated to the Company

As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Company is including a proposal for shareholders to vote to approve, on a nonbinding, advisory basis, the allocated compensation of our executive officers listed in the Summary Compensation Table elsewhere in this proxy statement.

The Company recommends that you read the Compensation Discussion and Analysis, Compensation Table and narrative discussion in this proxy statement.

As required by Section 14A of the Exchange Act, the Company is asking you to vote on the adoption of the following resolution:

RESOLVED: That the shareholders of the Company approve, on a nonbinding, advisory basis, the allocated compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Table and narrative discussion in the proxy statement.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions will have no effect on the outcome of this proposal. The shareholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

Proposal 3. Advisory Vote on the Frequency of Executive Compensation Vote

As described in Proposal 2 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s allocated executive compensation program. The advisory vote on executive compensation described in Proposal 2 above is referred to as a “say-on-pay vote.”

This Proposal 3 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 3, shareholders may vote to have the say-on-pay vote every year, every two years or every three years. Shareholders are not voting to approve or disapprove the Board’s recommendation. The shareholder vote on this proposal is advisory and nonbinding, and serves only as a recommendation to the Board of Directors.

The Company believes that say-on-pay votes should be conducted every year so that shareholders may annually express their views on the Company’s allocated executive compensation program. The Company values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on allocated executive compensation.

This advisory vote will be adopted for state law purposes if the votes for one of the three options exceed the votes cast for the other two options combined. However, the Company will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes. Abstentions will have no effect on the outcome of this proposal.

MANAGEMENT RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY
“ONE YEAR” FOR THE ABOVE PROPOSAL.

Corporate Governance, Risk Oversight and Procedures for Shareholder Communications

Board of Directors. The Company’s Board of Directors has determined that all of the Company’s directors, except Mr. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining such independence). In making this determination, the Board considered all relationships between the director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company’s then current annual proxy statement. In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Code of Ethics. The Board has adopted a Code of Business Conduct and Ethics for the Company’s officers, directors and employees, which is available at the Company’s web site at www.applereitsix.com. The purpose of the Code of Business Conduct and Ethics is to promote (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest, (b) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and (c) compliance with all applicable rules and regulations that apply to the Company and its officers, directors and employees.

Risk Oversight. The Board believes that risk oversight is a key function of a Board of Directors. It administers its oversight responsibilities through its Audit Committee and Compensation Committee. All members of both committees are independent directors. The entire Board is kept abreast of and involved in the Company’s risk oversight process. It is through the approval of officers and compensation plans, updates on property performance, industry performance, financing strategy, acquisition strategy and capital improvements that the Board has input to manage the Company’s various risks. Additionally, through the Audit Committee, the Board reviews management’s and independent auditors’ reports on the Company’s internal controls and any associated potential risks of fraudulent activities. Risk oversight is also one of the factors considered by the Board in establishing its leadership structure. The Board believes that the current combined Chairman and Chief Executive Officer roles of Mr. Knight enhances its ability to engage in risk oversight because Mr. Knight’s insights from a management perspective into the material risks inherent in the Company’s business and his agenda setting role as Chairman allow him to ensure that the Board and the named committees give attention to these areas.

Shareholder Communications. Shareholders may send communications to the Board or its members. Any such shareholder communication should be directed to Ms. Kelly Clarke, Investor Services Department (as described in a preceding section of this proxy statement entitled “Company Information”). Such communications receive an initial evaluation to determine, based on the substance and nature of the communication, a suitable process for internal distribution, review and response or other appropriate treatment.

Consideration of Director Nominees

Director Qualifications

The Company believes the Board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to the business of the Company; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn the business of the Company and the Board; and represent the long-term interests of all shareholders.

The Board has determined that the Board of Directors as a whole must have the right mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as: finance; real estate; banking; strategic planning; human resources; leadership of business organizations; and legal matters. Although it does not have a diversity policy, the Board believes it is desirable for the Board to be composed of individuals who represent a mix of viewpoints, experiences and backgrounds.

In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

•	Strategy—knowledge of the Company business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Leadership—skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;

•	Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness and organizational design;

•	Relationships—understanding how to interact with investors, accountants, attorneys, management companies, analysts, and communities in which the Company operates;

•	Functional—understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

•	Ethics—the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

Nomination Procedures. The Company has no nominating committee, and all nominating functions are handled directly by the full Board of Directors, which the Board believes is the most effective and efficient approach, based on the size of the Board and the current and anticipated operations and needs of the Company. As outlined above in selecting a qualified nominee, the Board considers such factors as it deems appropriate which may include: the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee’s standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and shareholders. Shareholders of record may nominate directors in accordance with the Company’s bylaws which require among other items notice sent to the Company’s Secretary not less than 60 days prior to a shareholder meeting that will include the election of board members. No nominations other than those made by the Board were received for the 2011 Annual Shareholder Meeting.

Committees of the Board and Board Leadership

Summary. The Board of Directors has three standing committees, which are specified below and have the following functions:

•

Executive Committee. The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except powers specifically withheld from the Committee under the Company’s bylaws or by law.

•

Audit Committee. The Audit Committee operates in accordance with a written charter that is available at the Company’s web site, www.applereitsix.com. The Audit Committee recommends to the Board of Directors, which annually ratifies, the level of distributions to shareholders and has the other functions and responsibilities set forth in its charter. A report by the Audit Committee appears in a following section of this proxy statement.

•

Compensation Committee. The Compensation Committee operates in accordance with a written charter that is available at the Company’s web site www.applereitsix.com and administers the Company’s incentive and stock option plans and oversees the compensation and reimbursement of directors and executive officers of the Company.

Board Leadership. As noted above, currently, the Chairman of the Board is also the Company’s Chief Executive Officer. The Board has adopted this structure based on the significant industry experience of Mr. Knight, the effectiveness of having one person for both of these roles and the relatively limited complexity of the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. With the Company focusing only on real estate ownership, very few strategic decisions are necessary without input from the entire Board. Therefore, any conflict that may arise with both the Chairman and Chief Executive Officer being the same person are mitigated.

Audit Committee Independence. The Board of Directors determined in 2010 that each current member of the Audit Committee (as shown in the following table) is “independent,” as defined in the listing standards of the New York Stock Exchange. To be considered independent, a member of the Audit Committee must not (other than in his or her capacity as a director or committee member, and subject to certain other limited exceptions) either (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary, or (b) be an affiliate of the Company or any subsidiary. The Audit Committee does not have a member who is a “financial expert” within the meaning of regulations issued by the Securities and Exchange Commission. The Company’s management believes that the combined experience and capabilities of the Audit Committee members are sufficient for the current and anticipated operations and needs of the Company. In this regard, the Board has determined that each Audit Committee member is “financially literate” and that at least one member has “accounting or related financial management expertise,” as all such terms are defined by the rules of the New York Stock Exchange.

Meetings and Membership. The Board held a total of five meetings during 2010 (including regularly scheduled and special meetings). The following table shows both the membership of the Company’s standing committees during 2010 and the number of meetings held during 2010:

Standing Committee	Members of Committee During 2010	Number of Committee Meetings During 2010
Executive	Glade M. Knight* Bruce H. Matson Robert M. Wily	0
Audit	Lisa B. Kern* Michael S. Waters Robert M. Wily	5
Compensation	Bruce H. Matson* Robert M. Wily	1

*	Indicates Chairperson.

Attendance and Related Information. It is the policy of the Company that directors should attend each annual meeting of shareholders. All of the directors attended the 2010 annual meeting of shareholders. The Company also expects directors to attend each regularly scheduled and special meetings of the Board, but recognizes that, from time to time, other commitments may preclude full attendance. In 2010, each director attended at least 75% of the total number of those meetings of the Board of Directors that were held during the period in which he or she was a director. In addition, each director who served on a committee of the Board attended at least 75% of the total number of those meetings that were held by each applicable committee during the period of such service.

Compensation of Directors

During 2010, the directors of the Company were compensated as follows:

All Directors in 2010. All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

Independent Directors in 2010. The independent directors (classified by the Company as all directors other than Mr. Knight) received annual directors’ fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee receives an additional fee of $1,500 per year. Under the Company’s Non-Employee Directors Stock Option Plan, each non-employee director received options to purchase 18,258 Units, exercisable at $11 per Unit.

Non-Independent Director in 2010. Mr. Knight received no compensation from the Company for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards(1)	Total
Lisa B. Kern	2010	$28,500	$28,709	$57,209
Bruce H. Matson	2010	22,500	28,709	51,209
Michael S. Waters	2010	26,000	28,709	54,709
Robert M. Wily	2010	27,000	28,709	55,709
Glade M. Knight	2010	—	—	—

(1)	The amounts in this column reflect the grant date fair value determined in accordance with FASB ASC Topic 718.

Executive Officers

In 2010, the Company’s executive officers were: Glade M. Knight, who served as Chief Executive Officer; David S. McKenney, who served as President of Capital Markets; Justin G. Knight (Glade M. Knight’s son), who served as President; Kristian M. Gathright, who served as Executive Vice President and Chief Operating Officer; Bryan Peery, who served as Executive Vice President and Chief Financial Officer; and David P. Buckley who served as Executive Vice President and Chief Legal Counsel. Each executive officer is appointed annually by the Board of Directors.

David Buckley. Mr. Buckley, 43, currently serves as Executive Vice President and Chief Legal Counsel for the Company and has been with the Company since 2005. In addition, Mr. Buckley serves as Executive Vice President and Chief Legal Counsel for Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., each of which were real estate investment trusts. Apple Hospitality Two, Inc. was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to his service with these companies, from 1999-2005, Mr. Buckley served as an associate, specializing in commercial real estate, with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree Cum Laude from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

Kristian Gathright. Mrs. Gathright, 38, currently serves as Executive Vice President and Chief Operating Officer for the Company and has been with the Company since its inception. In addition, Mrs. Gathright serves as Executive Vice President and Chief Operating Officer for Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. each of which is a real estate investment trust. Mrs. Gathright served as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. from its inception until it was sold to an affiliate of ING Clarion in May of 2007. Mrs. Gathright also served as Senior Vice President of Operations for Apple Hospitality Five, Inc. from its inception until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to managing these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst & Young LLP. Mrs. Gathright currently serves on the Courtyard Franchise Advisory Council and the Homewood Suites Owners Advisory Council. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

Justin Knight. Mr. Knight, 37, currently serves as President of the Company. He has been with the Company since its inception. Mr. Knight also serves as President of Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. each of which is a real estate investment trust. In addition, Mr. Knight served as President of Apple Hospitality Two, Inc. until it was sold to an affiliate of ING Clarion in May of 2007 and President of Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Mr. Knight joined the companies in 2000. From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company’s Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Mr. Knight also serves on the Marriott Owners Advisory Council, the Hilton Garden Inn Advisory Council and the Residence Inn Association Board. Mr. Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah.

David McKenney. Mr. McKenney, 48, has served as President of Capital Markets for the Company since its inception. He also serves as President of Capital Markets for Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. each of which is a real estate investment trust. Mr. McKenney served in the same capacity for Apple Hospitality Two, Inc. until its sale to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October of 2007. Both of the companies were real estate investment trusts. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Realty Income Trust, Inc., a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also has five years of experience with Arthur Andersen & Co. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trusts (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery. Mr. Peery, 46, currently serves as Executive Vice President and Chief Financial Officer for the Company and has been with the Company since its inception. He also serves as Executive Vice President and Chief Financial Officer for Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and Apple REIT Ten, Inc. each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. Apple Hospitality Two was sold to an affiliate of ING Clarion in May of 2007 and Apple Hospitality Five was sold to Inland American Real Estate Trust, Inc. in October of 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President—Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller—Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

Stock Option Grants in Last Fiscal Year

In 2004, the Company adopted a Non-Employee Directors Stock Option Plan (the “Directors Plan”) and an Incentive Stock Option Plan (the “Incentive Plan”). The Directors Plan provides for automatic grants of options to acquire Units. The Directors Plan applies to directors of the Company who are not employees or executive officers of the Company. The Incentive Plan permits grants of awards that may consist of restricted Units or options to acquire Units. Such awards under the Incentive Plan may be granted to certain employees (including officers and directors) of the Company, Apple Six Advisors, Inc. or Apple Six Realty Group, Inc.

Since adoption of the Directors Plan and the Incentive Plan, none of the participants have exercised any of their options to acquire Units. No awards have been granted under the Incentive Plan since inception of the plan. The following table shows the options to acquire Units that were granted under the Directors Plan in 2010:

Option Grants in Last Fiscal Year

Name(1)	Number of Units Underlying Options Granted in 2010(2)
Glade M. Knight	0
Lisa B. Kern	18,258
Bruce H. Matson	18,258
Michael S. Waters	18,258
Robert M. Wily	18,258

(1)	Glade M. Knight is eligible only under the Incentive Plan. All other listed individuals participate in the Directors Plan.

(2)	Options granted in 2010 are exercisable for ten years from the date of grant at an exercise price of $11 per Unit.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three directors. All three directors are independent directors as defined under “Committees of the Board.” The Audit Committee operates under a written charter that was adopted by the Board of Directors on February 9, 2005, and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight duties, the Committee reviewed and discussed the audited financial statements for the fiscal year 2010 with management and the Company’s independent auditors, Ernst & Young LLP, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of the Company’s internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee also has discussed with the independent auditors the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) AU380, “Communication with Audit Committees.” Additionally, the Audit Committee has received the written disclosures from the independent auditors required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with the independent auditors, the independent auditors’ independence. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The members of the Audit Committee are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles.

April 4, 2011	Lisa B. Kern, Chairperson Michael S. Waters Robert M. Wily

Certain Relationships and Agreements

The Company has significant transactions with related parties. These transactions may not have arms-length terms, and the results of the Company’s operations might be different if these transactions had been conducted with unrelated parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to these contracts, as well as any new significant related party transactions. There were no changes to the contracts discussed in this section and no new significant related party transactions during 2010. The Board of Directors is not required to approve each individual transaction that falls under a related party relationship, however under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

The Company has a wholly owned subsidiary, Apple Fund Management LLC (“AFM”), that was formed to provide employee personnel, including the executive officers of the Company, for a number of related parties. AFM was created to be a cost sharing entity only with no intent or expectation of profit. All of the costs of AFM are allocated to and reimbursed by the entities that utilize its resources. The entities that utilize the resources of AFM are: the Company, Apple Six Advisors, Inc. (“A6A”), Apple Six Realty Group, Inc. (“A6RG”), Apple Suites Realty Group, Inc. (“ASRG”), Apple REIT Seven, Inc. (“A7”), Apple Seven Advisors, Inc. (“A7A”), Apple REIT Eight, Inc. (“A8”), Apple Eight Advisors, Inc. (“A8A”), Apple REIT Nine, Inc. (“A9”), Apple Nine Advisors (“A9A”), Apple REIT Ten, Inc. (“A10”) and Apple Ten Advisors, Inc. (“A10A”). AFM receives its direction for staffing and compensation from the advisory companies (A6A, A7A, A8A, A9A, A10A, ASRG and A6RG, collectively “advisors”) each of which is wholly owned by Glade M. Knight. Since the employees of AFM may also perform services for the advisors, individuals, including executive officers, have received and may receive payments directly from the advisors. The Company’s as well as the other REIT’s Compensation Committees annually review the staffing and compensation of AFM and the overall allocation to the specific REIT’s and advisors for reasonableness. The Company received total reimbursement in 2010 of approximately $6.1 million. The Company’s net share of the allocated cost for these support services was approximately $1.7 million in 2010. As part of this arrangement, the day to day transactions may result in amounts due to or from the related parties. To effectively manage cash disbursements, the individual companies may make payments for any or all of the related companies. The amounts due to or from the related companies are reimbursed or collected and are not significant in amount.

The net amount allocated to the Company is based on the estimated proportionate use of the staff and overhead of AFM by the Company, acting on behalf of the Company. The staffing of AFM is based on the needs of all companies participating in the allocation and will increase or decrease according to the needs of the participating companies. The amounts allocated to the Company are at least annually reviewed by the Company’s Compensation Committee for reasonableness. If the allocated costs were greater than what they would be if the Company did not share its administrative staff or if the advisor did not otherwise perform under the terms of the advisory agreement, the Company could terminate the advisory agreement and thus would no longer have a fee payable to A6A and would reduce the existing resources used through AFM by other companies.

The Company has contracted with A6RG to provide brokerage services for the acquisition and disposition of real estate assets. A6RG is wholly-owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. In accordance with the contract, A6RG is paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments, subject to certain conditions. Total payments to A6RG for services under the terms of this contract have been approximately $16.9 million since 2004, but no amount was earned or paid in 2010.

The Company also has contracted with A6A, a company wholly-owned by Glade M. Knight to advise the Company and provide day-to-day management services and due-diligence services on acquisitions. The aggregate amount paid by the Company to A6A in 2010 was approximately $1.5 million. As discussed above AFM, through its relationship with A6A, provides the personnel necessary to perform the day to day management of the Company.

Nelson G. Knight (Glade M. Knight’s son and Justin G. Knight’s brother) is an employee of AFM and the portion of his annual salary allocable to the Company is less than $120,000.

Compensation Discussion and Analysis

General Philosophy

AFM’s executive compensation philosophy is to attract, motivate and retain a superior management team. AFM’s compensation program rewards each senior manager for their contributions to the various companies. In addition, AFM uses annual incentive benefits that are designed to be competitive with comparable employers and to align management’s incentives with the interests of the Company and its shareholders.

With the exception of the Company’s Chief Executive Officer, the Company’s senior management is compensated through a mix of base salary and bonus designed to be competitive with comparable employers. The Company has not utilized stock based awards or long-term compensation for senior management. AFM believes that a simplistic approach to compensation better matches the objectives of all stakeholders. As discussed above each member of the senior management team performs similar functions for A7, A8, A9, A10, and the advisors. As a result each senior manager’s total compensation paid by the Company is proportionate to the estimated amount of time devoted to activities associated with the Company. The Chief Executive Officer is Chairman of the Board of Directors, Chief Executive Officer and sole shareholder of the advisors, each of which has various agreements with the Company, A7, A8, A9 and A10. During 2010, the advisors received total fees of approximately $20.6 million from the Company, A7, A8, and A9. A10 is newly formed and had no fees paid in 2010. AFM considers these agreements when developing the Chief Executive Officer’s compensation. As a result, the Company’s Chief Executive Officer has historically been compensated a minimal amount by AFM. Annually, the advisors develop the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and review these items with the Compensation Committee of the Board of Directors.

The compensation of the executive officers is allocated to the participating companies as discussed above. The Company’s Compensation Committee reviews at least annually the total compensation of the executive officers and the Company’s proportionate share. The executive officer’s total compensation is partially based on the performance of each company included in the allocation using FFO as a guide.

Base and Incentive Salaries

The process of establishing each senior manager’s compensation involves establishing an overall targeted amount based on the senior manager’s overall responsibilities and allocating that total between base and incentive compensation. The overall target is developed using comparisons to compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the advisors’ intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number is allocated to base salary and the remaining 25% is allocated to incentive compensation. The incentive compensation is then allocated 50% to the overall performance of each participating entity (typically Funds From Operations (FFO) targets based on the companies current annual budget) and 50% to each individual’s subjective performance objectives. The base compensation and incentive compensation has been allocated through the allocation discussed above which is based on the overall estimated time and use of the personnel and not based on specific performance of an individual or individual entity.

Change in Control Benefits

AFM has established an Executive Severance Pay Plan (“the Plan”) and Employee Severance Plan to provide protection to each employee (excluding the Chief Executive Officer) in case of a significant change in ownership. The Plan is intended to provide an incentive to each employee to work through any change in ownership and not leave AFM if another longer term opportunity arises. Each employee is only eligible for the benefits if a significant change in ownership of the Company occurs and the employee is terminated within one year of the change in ownership, for any reason other than good cause, and is not offered employment by one of the Company’s affiliated companies (A7, A8, A9, A10, ASRG, Suites, A6A, A7A, A8A, A9A or A10A, or any other company organized by Glade M. Knight). Significance of change in ownership, good cause and termination are defined in the Plan document.

The senior management severance benefits are: (i) to the extent not previously paid, the salary and any accrued paid time off through the date of the termination; (ii) an amount equal to the product of (a) the annual bonus for the calendar year immediately preceding the calendar year in which the termination occurs multiplied by (b) a fraction, the numerator of which is the number of days employed by AFM during the calendar year in which the change in control occurs, and the denominator of which is 365; and (iii) an amount equal to 2.5 times the sum of the senior manager’s annual base salary and annual bonus.

In addition, following a significant change in control and a termination, the senior manager (if entitled to severance benefits) will become fully vested in any and all stock incentive awards granted to the senior manager (if any are ever issued) under any plan or otherwise which have not become exercisable as of the date of the change in control and all stock options (including options vested as of the change in control) will remain exercisable until the applicable option expiration date.

AFM also will arrange to provide, for a period of one year from the senior manager’s termination, the senior manager and his family benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) that are at least as favorable as those provided under the most favorable plans of AFM applicable with respect to the senior manager and their family during either (i) the 90-day period immediately preceding the change in control, or (ii) the 90-day period immediately preceding the senior manager’s termination date. Notwithstanding the foregoing, if the senior manager obtains comparable coverage under any benefits provided by another employer, then the amount of coverage required to be provided by AFM will be reduced by the amount of coverage provided by such other employer’s benefit plans.

Also, AFM will, at its sole expense, pay on behalf of each senior manager, as incurred, up to $15,000 in fees and costs charged by a nationally recognized outplacement firm selected by the senior manager to provide outplacement service for one year after the termination date.

As of December 31, 2010 if a termination event had occurred each senior manager would have been offered employment by A7, therefore no amounts would have been payable under the plan.

Perquisites and Other Benefits

Senior management may participate in AFM’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life and disability insurance and 401K plan. As noted in the Summary Compensation Table below, the Company provides limited perquisites to its senior managers.

Summary Compensation Table

Name	Position	Year	Apple REIT Six, Inc.’s Net Allocated Cost
			Salary	Bonus	All Other Compensation(1)	Total(2)
Glade Knight	Chief Executive Officer	2010	$12,500	$203	$4,351	$17,054
		2009	12,500	—	4,278	16,778
		2008	12,500	203	3,525	16,228
Bryan Peery	Executive Vice President,	2010	50,000	10,147	6,292	66,439
	Chief Financial Officer	2009	50,000	10,104	5,741	65,845
		2008	47,500	9,640	4,651	61,791
Justin Knight	President	2010	86,625	12,558	8,419	107,602
		2009	86,625	12,504	9,120	108,249
		2008	85,750	12,431	7,017	105,198
David McKenney	President, Capital Markets	2010	86,625	12,558	8,807	107,990
		2009	86,625	12,504	9,509	108,638
		2008	85,750	12,431	6,616	104,797
David Buckley	Executive Vice President,	2010	66,302	22,500	7,713	96,515
	Chief Legal Counsel	2009	59,375	27,674	7,543	94,592
Kristian Gathright	Executive Vice President,	2010	52,084	12,684	7,759	72,527
	Chief Operating Officer	2009	61,875	12,504	7,790	82,169
		2008	61,250	12,431	6,916	80,597

(1)	Includes portion of health insurance, life insurance and disability, parking and 401K match paid by AFM.

(2)	As discussed on pages 12 and 13, represents Apple REIT Six’s allocated share of each officer’s total compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Bruce H. Matson, Chairman
Robert M. Wily

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares, have filed reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. The Company believes that during 2010 each of its officers and directors complied with any applicable filing requirements except David Buckley who was late filing his Form 3.

In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the Securities and Exchange Commission. In 2010, and in 2011 through the Record Date, no person held more than 10% of the outstanding Common Shares.

Independent Public Accountants

The firm of Ernst & Young LLP served as independent auditors for the Company in 2010. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to answer appropriate questions from shareholders. The Board of Directors has approved the retention of Ernst & Young LLP as the Company’s independent auditors for 2011, based on the recommendation of the Audit Committee. Independent accounting fees for the last two fiscal years are shown in the table below:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2009	$253,000	—	—	—
2010	$229,000	—	—	—

All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations and the annual audit of the Company was pre-approved by the Audit Committee, as required by applicable law. The nature of each of the services categorized in the preceding table is described below:

Audit Fees. These are fees for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements and other accounting and financial reporting work necessary to comply with the standards of the PCAOB.

Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include accounting consultations, internal control reviews, audits in connection with acquisitions, attest services related to financial reporting that are not required by statute or regulation and required agreed-upon procedure engagements.

Tax Fees. Such services, include tax compliance, tax advice and tax planning.

All Other Fees. These are fees for other permissible work that does not meet the above category descriptions. Such services include information technology and technical assistance provided to the Company. Generally, this category would include permitted corporate finance assistance, advisory services and licenses to technical accounting research software.

These accounting services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core area of accounting work by Ernst & Young LLP, which is the audit of the Company’s consolidated financial statements.

Pre-Approval Policy for Audit and Non-Audit Services. In accordance with the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve up to $25,000 in audit and non-audit services. This authority may be exercised when the Audit Committee is not in session. Any decisions by the Chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services reported in the preceding fee-table for fiscal years 2009 and 2010 were pre-approved by the full Audit Committee, as required by then applicable law.

Other Matters for the 2011 Annual Meeting of Shareholders

Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

Matters to be Presented at the 2012 Annual Meeting of Shareholders

Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2012 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and Proxy Card to the Company at its principal office in Richmond, Virginia, by no later than December 6, 2011.

In addition, the Company’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, assuming the Company’s 2012 Annual Meeting is held in May 2012, to be presented at such Annual Meeting, a shareholder proposal must be received by the Company on or after February 1, 2012 but no later than February 29, 2012.

By Order of the Board of Directors

David Buckley Secretary

April 4, 2011

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

Apple REIT Six, Inc.

The undersigned hereby appoints David McKenney, Bryan Peery and David Buckley as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple REIT Six, Inc. held by the undersigned on March 18, 2011, at the Annual Meeting of Shareholders to be held at the Marriott in downtown Richmond, Virginia located at 500 East Broad Street, Richmond, Virginia 23219, on Thursday, May 12, 2011 at 11:00 a.m., eastern daylight time, or any adjournment thereof. If one of the director nominees specified below ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named herein to vote for a substitute.

814 East Main Street Richmond, VA 23219

          Management recommends a vote of “FOR” the nominees listed in proposal one, “FOR” proposal two, and for “ONE YEAR” for proposal three:

1.	ELECTION OF DIRECTORS

FOR Bruce H. Matson	☐	WITHHOLD AUTHORITY to vote for Bruce H. Matson ☐

FOR Robert M. Wily	☐	WITHHOLD AUTHORITY to vote for Robert M. Wily ☐

2.	APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE OFFICER COMPENSATION
☐ For ☐ Against ☐ Abstain

3.	ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. Management recommends a vote for every “ONE YEAR”.

☐ One year
☐ Two years
☐ Three years
☐ Abstain

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE THE NOMINEES IN PROPOSAL ONE, FOR PROPOSAL TWO AND FOR ONE YEAR IN PROPOSAL THREE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.
IN ADDITION TO THE ENCLOSED, THE COMPANY’S PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2010, ARE AVAILABLE AT HTTP://MATERIALS.PROXYVOTE.COM/037852.

(Continued on reverse side)

Please indicate whether you plan to attend the Annual Meeting in person: ☐ Yes ☐ No

          Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.

Dated: ______________________, 2011
Printed Name

Signature

Signature if held jointly

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.	Title of Signing Person (if applicable)